EXHIBIT 10(a)



 AGREEMENT FOR PURCHASE AND SALE OF STOCK





Agreement, made as of this Friday, January 27, 1995, between



    BK Capital Partners III, L.P.

    909 Montgomery Street, Suite 400

    San Francisco, CA 94133



         ("Seller")



     and



    Frequency Electronics, Inc.

    55 Charles Lindbergh Boulevard

    Mitchel Field, NY 11553



         ("Buyer")



Whereas:



 A. Richard C. Blum & Associates, L.P. ("Blum Associates") is affiliated with, by way of controlling or being under common control with, Seller. Blum Associates, Seller and other such affiliates thereof collectively own a total of 876,350 shares of common stock of Buyer ("Buyer Stock").



 B.  Seller owns 330,300 shares of Buyer Stock.



 C. Buyer Stock is traded on the American Stock Exchange
("ASE").  On the day as of which this agreement (the
"Agreement") is dated (the "Agreement Date"), the bid and asked prices for the Buyer Stock on the ASE were, respectively, 4 1/4 and 4 1/2 and the closing price thereon was 4 1/4.



 D. On the Agreement Date Seller agreed to sell and deliver to Buyer, and Buyer agreed to purchase and pay for, 225,000 shares of Buyer Stock (the "Shares") upon the terms and conditions hereinafter set forth.



Now, Therefore, Witnesseth, that in consideration of the premises and of the mutual covenants and promises herein set forth, the parties hereto hereby agree as follows:





 1. Sales and Purchase of Shares.



 1.1 Transaction. Subject to the terms and conditions of this Agreement, Seller will sell to Buyer and Buyer will purchase from Seller, in the manner hereinafter provided, all (but not less than all) of the Shares.

  1.2 Consideration of Buyer. Buyer agrees to pay to Seller as the purchase price for the Shares the per Share price of $4.25, aggregating $956,250, payable in full by certified wire transfer of bank funds to be caused by Buyer to be transmitted by Buyer's bank to the bank account designated by Seller, forthwith upon the execution of this Agreement (the "Closing Date").



 1.3 Consideration of Seller. Seller agrees to transfer the Shares to Buyer by causing Seller's securities broker-dealer to transmit the Shares, through the facilities of The Depository Trust Company, to the securities account designated by Buyer, forthwith upon the execution of this Agreement (the ("Closing
Date). In addition, Seller shall pay all transfer costs and taxes, if any, for which a charge is made and which charge is billed by either Buyer's or Seller's securities broker-dealer.



 1.4 Transmission and Transfer Instructions.



  a. Buyer shall transmit bank funds in payment for the Shares as follows:



   Citibank N.A., 460 West 33rd Street, New York, NY 10001

   ABA No. 021000089,  for the credit of

   Bear Stearns & Co., Inc., Account No. 09253186

   Reference BK Capital Partners III, Account No. 102-55529-26



  b. Seller shall transfer the Shares as follows:



   The Depository Trust Company, 55 Water Street, NY, New York
10004

   for the account of Bear Stearns &. Co., Inc., 245 Park Ave.,
9th Floor

   New York, NY 10167, DTC Participant No. 352, for the further account of Frequency Electronics, Inc., Account No. 03836955, attention of

   Account Executive Walter Hess, Telephone (212) 272-6959



 1.5 Default. In the event performance by Buyer or Seller of their respective obligations hereunder shall not have been made in accordance with the terms of this Agreement, then and in such event the nonperforming party shall be deemed to be in default and the liabilities of the respective parties, one to the other, shall be as hereinafter provided, unless such default by the nonperforming party is waived by the other party in the manner hereinafter prescribed. Instruction for wire transfer of the said bank funds by Buyer as aforesaid and instruction for transfer of the Shares by Seller as aforesaid, on or before the Closing Date, shall be deemed to be of the essence of this Agreement and failure to abide by the strict terms thereof, absent an appropriate waiver thereof, shall be deemed a default and breach of this Agreement.





2. Representations and Warranties of Seller.



 Seller represents and warrants to Buyer effective this date and to be effective at the Delivery Date as follows:



 2.1 Ownership of Shares.   Seller is the beneficial owner of
all the Shares.  None of the Shares is subject to any lien,
pledge or encumbrance.   Seller has full right, power and
authority to enter into this Agreement and to sell, transfer, assign and deliver the Shares to Buyer pursuant to this Agreement, free and clear of all liens, encumbrances, charges,
claims, and security interests.   Upon Buyer's receipt of the
Shares from the Seller, Buyer shall have good and marketable title to all of the Shares free and clear of all liens, encumbrances, charges, claims and security interests, and rights of third parties of any kind whatsoever.



  2.2 Power to Sell. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. No consent of any lender, trustee, or other person is required, nor do mortgages, indenture, trust, lease contract, loan agreement, shareholders' agreement, partnership agreement, joint venture agreement, license agreement, or any other instrument, agreement or obligation to which Seller is a party, or by which Seller is bound, conflict with, restrict or prohibit execution and delivery of this Agreement and consummation of the transaction contemplated hereby.



 2.3 Knowledge of Seller. The Seller represents and warrants that it is knowledgeable with respect to the business and financial condition of Buyer and that it has been furnished with such financial and other data relating to the business and financial condition of Buyer as he considered necessary or advisable to enable him to form a decision concerning the sale of the Shares as herein provided.





3. Representations and Warranties of Buyer.



 Buyer represents and warrants to Seller effective this date and to be effective at the Delivery Date as follows:



 3.1 Power to Buy. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms. No consent of any lender, trustee, or other person is required, nor do mortgages, indenture, trust, lease contract, loan agreement, shareholders' agreement, partnership agreement, joint venture agreement, license agreement, or any other instrument, agreement or obligation to which Buyer is a party, or by which Buyer is bound, conflict with, restricted or prohibit execution and delivery of this Agreement and consummation of the transaction contemplated hereby.



 3.2 Compliance with Law. Buyer has, with respect to the transaction provided herein, complied with all applicable securities laws and all orders and regulations of all governmental departments, commissions, boards, agencies and instrumentalities, domestic or foreign, having jurisdiction over it.



4. Intermediaries.



  Seller and Buyer represent and warrant, each to the other, that the transaction contemplated hereby has been initiated and negotiated by them directly with one another and without the intervention of any third parties so as not to give rise to any valid claims against any of the parties hereto for a brokerage commission or other like payment.





5. General.



 5.1 Modification.  Any party may:



  a. extend any time limitation within which the other parties may be required to fulfill a condition or covenant hereunder.





  b. waive in writing the failure of fulfillment of any of the conditions or covenants herein provided, or alternatively rescind for such failure.



  c. waive in writing compliance with any of the conditions or covenants herein provided by the other party and so waive performance of any of the obligations of the other parties.



 5.2 Waiver.   The waiver by either party of any breach, default
or failure by the other party with respect to any provision in this Agreement shall not operate or be construed as a waiver of any other provision hereof or of any subsequent breach hereof.



 5.3 Further Assurances. Each party agrees to execute any such further documents or instruments, and to do such further acts or things, requested by the other party, as may be reasonably necessary or desirable to effectuate the purposes of this Agreement and to carry out its provisions.



 5.4 Merger. This Agreement constitutes a complete statement of all of the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged into this Agreement. None of the parties shall rely on any statement by or in behalf of the other parties which is not contained in this Agreement.



 5.5 Amendment. This Agreement cannot be changed, modified, amended or terminated except in accordance with its own provisions or except in writing, signed by each party.



 5.6 Governing Law. Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of New York.



 5.7 Benefit. This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.



 5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same
Agreement.



 5.9 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.



 5.10 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if transmitted by telecopier, delivered by recognized courier, mailed, certified or registered mail, with postage prepaid, or served personally, at the addresses of the respective parties as hereinabove recited or at such other addresses as the respective parties may hereafter provide in writing to each other for such purpose.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement this January 31, 1995.





Witness:     FREQUENCY ELECTRONICS, INC.







  /s/ Rose Borrelli    By   /s/   Joseph P. Franklin



          JOSEPH P. FRANKLIN, Chairman of

            the Board of Directors





Witness:     BK CAPITAL PARTNERS III, L.P.



      By  RICHARD C. BLUM & ASSOCIATES, L.P.









      By

          N. COLIN LIND, Managing Director

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement this January 31, 1995.





Witness:     FREQUENCY ELECTRONICS, INC.







      By

          JOSEPH P. FRANKLIN, Chairman of

            the Board of Directors





Witness:     BK CAPITAL PARTNERS III, L.P.



      By  RICHARD C. BLUM & ASSOCIATES, L.P.









  /s/  Marc T. Scholvinck   By   /s/ N. Colin Lind



          N. COLIN LIND, Managing Director